NEWS RELEASE 2901 Butterfield Road Oak Brook, Ill. 60523 www.inlanddiversified.com

Date:        June 19, 2014
Contact:    Nicole Spreck, Inland Marketing & Communications, Inc.
(630) 586-4896 nicole.spreck@inlandgroup.com
Inland Diversified Real Estate Trust, Inc. Announces Exchange Ratio for Proposed Merger with Kite Realty Group Trust
-Inland Diversified stockholders will receive 1.707 shares of Kite Realty stock per share of Inland Diversified stock upon closing of the proposed merger
-Special meeting of Inland Diversified stockholders scheduled for Tuesday, June 24, 2014 to approve the proposed merger
Oak Brook, Ill. - Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”) announced today that the final exchange ratio has been determined for its proposed merger with Kite Realty Group Trust (NYSE: “KRG”) (“Kite Realty”).

As previously announced, upon completion of the merger, all outstanding shares of Inland Diversified common stock will be canceled and automatically converted into the right to receive shares of Kite Realty common stock, and cash in lieu of fractional shares, if any, based on an exchange ratio determined based upon the volume-weighted average trading price of Kite Realty common stock, as reported on the NYSE, for the period from June 6 through June 19. The exchange ratio determined in this manner will result in the conversion of each share of Inland Diversified common stock into 1.707 shares of Kite Realty common stock upon closing of the merger.

Inland Diversified will hold a special meeting of its stockholders on Tuesday, June 24, 2014 at 10:00 a.m. (CT) at Inland Diversified’s Corporate Office, located at 2901 Butterfield Road, Oak Brook, IL 60523, to consider and vote upon the proposed merger with Kite Realty. The Board of Directors of Inland Diversified recommends that stockholders vote in favor of the proposed merger.
As of today, the Inland Diversified stockholder vote continues to come in at over 94 percent in favor of the merger. Following the necessary approvals from the Inland Diversified and Kite Realty stockholders, and with all other conditions to closing of the merger having been satisfied, the merger is expected to close on or after July 1, 2014.
About Inland Diversified Real Estate Trust, Inc.
Inland Diversified Real Estate Trust, Inc. is a public, non-listed real estate investment trust focused on acquiring a diversified portfolio of commercial real estate assets in various property categories, including: grocery-anchored shopping centers, necessity-based retail assets, single-tenant office and multi-family assets. For additional information about Inland Diversified, please refer to www.inlanddiversified.com.

Additional Information and Where to Find It
This release may be deemed solicitation material in respect of the proposed merger. In connection with the proposed merger, Kite Realty has filed a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus and other documents with respect to the proposed acquisition of Inland Diversified by Kite Realty. BEFORE MAKING ANY VOTING DECISION, INLAND DIVERSIFIED’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of Inland Diversified’s filings with the SEC from Inland Diversified’s website at http://

www.inlanddiversified.com, and copies of the documents filed by Kite Realty with the SEC are available free of charge on Kite Realty’s website at http://www.kiterealty.com.

Inland Diversified and Kite Realty and their respective trustees, directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Inland Diversified’s executive officers and directors in Inland Diversified’s definitive proxy statement filed with the SEC on April 16, 2013 in connection with its 2013 annual meeting of stockholders. You can find information about Kite Realty’s executive officers and trustees in Kite Realty’s definitive proxy statement filed with the SEC on April 8, 2014 in connection with its 2014 annual meeting of shareholders. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and other relevant documents filed with the SEC. You may obtain free copies of these documents from Inland Diversified or Kite Realty using the sources indicated above.

This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements
This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appears,” or “believe.” Such statements reflect the current view of the Company  with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties that may affect the ability of the parties to satisfy conditions to closing, determinations relating to the use of proceeds from the transaction, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under “Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs on file with Securities and Exchange Commission.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

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